UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

flexSCAN, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-09283	88-0299716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 27201 Puerta Real, Suite 350, Mission Viejo, California 92691
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 609-1966

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 26, 2006, flexSCAN, Inc., a Nevada corporation (the “Company”) entered into a letter of engagement (the “Agreement”) with Trilogy Capital Partners, Inc. (“Trilogy”). The term of the Agreement is for twelve months beginning on April 26, 2006 and terminable thereafter by either party upon 30 days’ prior written notice. Pursuant to the Agreement, Trilogy will provide marketing, financial public relations and investor relations services to the Company. The Company will pay Trilogy $12,500 per month under the Agreement.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Agreement, the Company issued warrants to purchase 3,000,000 shares of Common Stock of the Company at an exercise price of $0.35 per share (the “Warrants”). The Warrants issued to Trilogy are exercisable upon issuance and expire on April 25, 2009. The Company has agreed to file by June 12, 2006 a registration statement with the Securities and Exchange Commission registering for resale the shares of Common Stock underlying the Warrants. The offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act of 1933, as amended. The offer and sale of the Warrants did not involve a public offering.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
4.1	Form of Warrant issued to Trilogy Capital Partners, Inc.
10.1	Letter of Engagement between Trilogy Capital Partners, Inc. and flexSCAN, Inc. dated April 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

flexSCAN, Inc.

Date: June 7, 2006	By:	/s/ Thomas Banks
Thomas Banks
Chief Executive Officer